EXHIBIT 23(k)

                     [Salomon Smith Barney, Inc. Letterhead]


                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated December 18, 1999, under the caption "THE COMBINATION-- Opinions of Financial Advisors" in, and to the inclusion of such opinion letter as Annex F to, the Joint Proxy Statement/Prospectus of Canadian National Railway Company ("Canadian National"), which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Canadian National. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated:  January 10, 2000
                                             SALOMON SMITH BARNEY INC.


                                             By: /s/ Salomon Smith Barney Inc.
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